Exhibit 8.1

August 20, 2007

Hologic, Inc.

35 Crosby Drive

Bedford, Massachusetts 01730

Ladies and Gentlemen:

We have acted as counsel to Hologic, Inc., a Delaware corporation (“Hologic”), in connection with the proposed merger, pursuant to the Agreement and Plan of Merger (the “Agreement”) dated as of May 20, 2007, by and among Hologic, Cytyc Corporation, a Delaware corporation (“Cytyc”), and Nor’easter Corp., a Delaware corporation and a wholly-owned subsidiary of Hologic (“Nor’easter”), of Cytyc into Nor’easter (the “Merger”). As a consequence of the Merger, Cytyc’s corporate existence will cease, Nor’easter will survive as a wholly-owned subsidiary of Hologic, and Cytyc stockholders will receive 0.52 of a share of Hologic common stock and $16.50 in cash for each issued and outstanding share of Cytyc common stock. All capitalized terms used but not defined herein shall have the meanings subscribed to them in the Agreement.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement, (ii) the Registration Statement on Form S-4, which includes the joint proxy statement/prospectus, filed by Hologic with the Securities and Exchange Commission (the “SEC”) on June 29, 2007 and as amended through the effective date thereof (the “Registration Statement”) and (iii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have assumed that the Merger will be consummated in accordance with the Agreement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed photo static or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that the Agreement and such other documents, certificates, and records are and will continue to be, duly authorized, valid, and enforceable.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Cytyc, Hologic and Nor’easter, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

We hereby confirm that, subject to the assumptions set forth herein and the assumptions and qualifications set forth in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger,” constitutes our opinion insofar as it sets forth United States federal income tax consequences to U.S. holders (as defined in the Registration Statement) of Cytyc common stock of the receipt by them of shares of Hologic common stock and cash in exchange for Cytyc common stock pursuant to the Merger.

Except as set forth above, we express no other opinion. This letter has been prepared for you solely in connection with the Merger. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Hologic, Inc.

August 20, 2007

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement under the headings “Material United States Federal Income Tax Consequences of the Merger,” and “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  Brown Rudnick Berlack Israels LLP

SPW/PJF/KKY